Exhibit 23.3
10/F, China World Tower
No.1 Jianguo Menwai Avenue Beijing 100004, China
Tel: 86-10-5706 8585	Fax: 86-10-6526 3519
Email: beijing@jtnfa.com	Website: www.jtnfa.com
Attorney Work Product
Privileged & Confidential
November 24, 2010
Camelot Information Systems Inc.
Beijing Publishing House
A6 North Third Ring Road
Xicheng District, Beijing
The People’s Republic of China
Ladies and Gentlemen:
We hereby consent to the use of our name under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulation” and “Legal Matters” in the prospectus included in the registration statement on Form F-1, originally filed by Camelot Information Systems Inc. on November 24, 2010, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.
Sincerely,
/s/ Jincheng Tongda & Neal Law Firm
Jincheng Tongda & Neal Law Firm